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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC  20549

                                __________

                                Form 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 10, 1997


                            LIBERTY HOMES, INC.
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             (Exact name of registrant as specified in its charter)


     INDIANA                       0-5555                 35-1174256
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(State or other jurisdiction     (Commission            (IRS Employer
of incorporation)                File Number          Identification No.)


1101 EISENHOWER DRIVE, NORTH, GOSHEN IN                         46526
PO BOX 35, GOSHEN IN                                            46527-0035
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(Address of principal executive offices)                        (ZIP Code)


    Registrant's telephone number, including area code: (219) 533-0431


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        (former name or former address, if changed since last report)



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ITEM 5.   OTHER EVENTS.  A press release was issued on June 10, 1997 concerning an amendment to the Registrant's Stock Repurchase Program and subsequent action taken under that program. A copy of the release is attached.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                LIBERTY HOMES, INC.


                                                By: s/Marc A. Dosmann
                                                    -----------------
                                                      Marc A. Dosmann
                                                Its: Vice President - Chief
                                                     Financial Officer

Date: June 10, 1997


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                         LIBERTY HOMES, INC. ANNOUNCES
                        STOCK REPURCHASE PROGRAM ACTIVITY


FOR IMMEDIATE RELEASE; LIBERTY HOMES, INC. INCREASES COMMON STOCK REPURCHASE PROGRAM AND REPURCHASES A SUBSTANTIAL BLOCK; Goshen, Indiana, June 10, 1997

Liberty Homes, Inc. (NASDAQ symbols LIBHA & LIBHB) announced today that its Board of Directors approved an increase in the amount of shares the Company is authorized to repurchase under the Stock Repurchase Program that began in November, 1994. Previously, the Board had approved a Class A share repurchase limit of 500,000 shares. The new approval raises the limit to 600,000 shares. Purchases will be made on the open market from time to time or in negotiated transactions at Management's discretion.

The Company also announced today that it made an open market purchase of 132,200 Class A shares. Merrill Lynch acted as an agent of the Company in the transaction.

Liberty Homes, headquartered in Goshen, Indiana, designs, manufacturers and sells a broad line of single- and multi-section manufactured homes to numerous independent dealers throughout the United States. The Company currently operates manufacturing plants in Indiana, Kansas, Wisconsin, Pennsylvania, Oregon, Florida, North Carolina and Alabama.

For confirmation, please call Marc Dosmann at (219) 533-0431.